EXHIBIT 4.3

                      SECOND AMENDMENT TO CREDIT AGREEMENT


      THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of September 17, 1998, is by and among PETROLEUM SUPPLY COMPANY, PRIDE INTERNATIONAL HOLDINGS, INC., RANGER WELL SERVICE, INC., PRIDE OFFSHORE, INC., and RANGER CORPORATION (each individually, a "BORROWER," and, collectively, the "BORROWERS"), PRIDE INTERNATIONAL, INC., (the "PARENT GUARANTOR"), each of the Lenders (as defined in the below-mentioned Credit Agreement) signatory hereto, FIRST NATIONAL BANK OF COMMERCE, as arranger and syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the "SYNDICATION AGENT"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as administrative and documentation agent for the Lenders and as issuer of Letters of Credit (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                                R E C I T A L S:

      WHEREAS, the Borrowers, the Parent Guarantor, the Agents, and the Lenders signatory hereto entered into a Credit Agreement, dated as of December 22, 1997 (as amended as of April 24, 1998, the "CREDIT AGREEMENT"), pursuant to which the Lenders made available to the Borrowers a revolving credit facility of up to $100,000,000; and

      WHEREAS, the Borrowers have requested that the Lenders and the Agents agree to amend the Credit Agreement to permit (i) incurrence of certain Limited Recourse Debt in connection with the construction, equipping and mobilization of the PRIDE AFRICA ultra-deepwater drillship and (ii) incurrence of certain Debt for owner-furnished equipment for the PRIDE AFRICA; and

      WHEREAS, the Lenders and the Agents are willing to amend the Credit Agreement as hereinafter provided; and

      WHEREAS, the Borrowers, the Parent Guarantor, the Lenders and the Agents now desire to amend the Credit Agreement as herein set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 1

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                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.

                                   ARTICLE II

                                   AMENDMENTS

      Section 2.1 ADDITIONAL DEFINITIONS.  Section 1.1 is amended as follows:

            (a)   by adding the following definitions in alphabetical order:

            "PRIDE AFRICA LOAN" means the Debt, when coupled with outstanding the PRIDE AFRICA OFE Loan not to exceed $198,000,000 of principal, incurred or to be incurred by Martin Maritime Ltd., a special purpose Subsidiary of the Parent Guarantor, pursuant to the PRIDE AFRICA Loan Documents, the purpose of which PRIDE AFRICA Loan is to construct, equip and mobilize the ultra-deepwater drillship PRIDE AFRICA.

            "PRIDE AFRICA LOAN DOCUMENTS" means the Loan Agreement dated 10th July, 1998 between Martin Maritime, Ltd., Compagnie Financiere de CIC et de l'Union Europeene, as Arranger, Facility Agent and Security Trustee and the banks and financial institutions that are "Lenders" thereunder and related documents, a copy of which Loan Agreement and related documents have been delivered to the Administrative Agent and its counsel.

            "PRIDE AFRICA OFE LOAN" means Debt incurred or to be incurred by the Parent Guarantor, not to exceed $110,000,000 of principal, pursuant to the PRIDE AFRICA OFE Loan Documents, the purpose of which PRIDE AFRICA OFE Loan is to finance the purchase of "Owner Furnish Equipment" (as defined in the PRIDE AFRICA OFE Loan Documents).

            "PRIDE AFRICA OFE LOAN DOCUMENTS" means the Loan Agreement dated 10th July, 1998 between the Parent Guarantor, Compagnie Financiere de CIC et de l'Union Europeene, as Arranger, Facility Agent and Security Trustee and the banks and financial institutions that are "Lenders" thereunder and related documents, a copy of which Loan Agreement and related documents have been delivered to the Administrative Agent and its counsel.

            "PRIDE AFRICA INTERCOMPANY CAPITAL CONTRIBUTION" means $21,034,000 of principal Debt evidenced by (i) a promissory note issued by Sonamer Limited to Pride Foramer, S.A. in connection with the sale price of the ANADYR Hull Section to such issuer, and (ii) a promissory note issued by Martin Maritime, Ltd. to Sonamer Limited in connection with the


SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 2

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      sale price of the ANADYR Hull Section to such issuer, each of which notes is subject to a Deed of Subordination in favor of the Facility Agent under the PRIDE AFRICA Loan Documents.

            (b) by changing the definition of clause (a) of "Funded Debt" as follows:

                  (i) deleting the word "and" in the penultimate line thereof and inserting a comma in lieu thereof; and

                  (ii) adding the following words immediately before the word
            "PLUS" in the last line thereof: "and the PRIDE AFRICA OFE Loan."

      Section 2.2 AMENDMENT TO SECTION 2.9. Section 2.9 is amended by deleting the reference to "$75,000,000" and inserting in lieu thereof a reference to "$50,000,000."

      Section 2.3 AMENDMENT TO ARTICLE IX. Article IX is amended by adding thereto a new Section reading as follows:

            "Section 9.11. YEAR 2000 MATTERS. Each Borrower shall perform all acts reasonably necessary to ensure that (i) each Borrower and any business in which such Borrower holds a substantial interest, and (ii) all customers, suppliers and vendors that are material to such Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of a Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this Section, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity will properly perform date sensitive functions before, during and after the year 2000. Each Borrower shall, immediately upon request, provide to the Administrative Agent such certifications or other evidence of such Borrower's compliance with the terms of this paragraph as may from time to time require."

      Section 2.4 AMENDMENTS TO SECTION 10.1.  Section 10.1 is amended by:

            (a) adding the following at the end of clause (d): "PLUS the PRIDE AFRICA Intercompany Capital Contribution;

            (b) adding the following at the end of clause (f): "PLUS the PRIDE AFRICA OFE Loan; and

            (c) adding the following at the end of clause (g): "PLUS the PRIDE AFRICA Loan.

      Section 2.5 AMENDMENT TO ARTICLE X. Article X is amended by adding a new Section numbered 10.12, reading as follows:


SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 3

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            "10.12 REGARDING THE PRIDE AFRICA OFE LOAN. Neither the Parent
      Guarantor nor any Borrower will, and none of them will permit any Subsidiary to, prepay the PRIDE AFRICA OFE Loan; PROVIDED, however, that nothing contained in this covenant shall prohibit repayment of the PRIDE AFRICA OFE Loan with proceeds of the PRIDE AFRICA Loan. None of the Parent Guarantor, any Borrower, nor any Subsidiary (other than the Parent Guarantor in request of the PRIDE AFRICA OFE Loan and the special purpose Subsidiaries formed to be the obligor under the PRIDE AFRICA Loan) shall Guarantee or otherwise become liable for the PRIDE AFRICA OFE Loan or the PRIDE AFRICA Loan or grant any Lien on any other of their respective properties or assets as collateral for the repayment thereof."

      Section 2.6 AMENDMENT TO SECTION 12.1.  Section 12.1 is amended by:

            (a) adding the following after the word "Obligations" found in the first parenthetical in clause (j): ", the PRIDE AFRICA Intercompany Capital Contribution"; and

            (b) adding thereto a new clause, reading as follows "(o) The PRIDE AFRICA OFE Loan is not paid in full from proceeds of the PRIDE AFRICA Loan on or before April 17, 2000."


                                   ARTICLE III

                              CONDITIONS PRECEDENT

      Section 3.1 NECESSARY DOCUMENTATION. This Amendment shall be effective when the Administrative Agent shall have received this Amendment executed by the Borrowers, the Agent, the Parent Guarantor and the Required Lenders. The Parent Guarantor shall have paid to the Administrative Agent an Amendment fee equal to $5,000 times the number of Lenders. The Administrative Agent, upon receipt of the amendment fees, shall promptly distribute them to the Lenders.

      Section 3.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of such date.

                                   ARTICLE IV

                                  MISCELLANEOUS

      Section 4.1 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The representations and warranties contained herein and in all other Loan Documents, as amended


SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 4

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hereby, shall be true and correct in all material respects as of, and as if made on, the date hereof. The Borrower, the Banks and the Agents agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms, except as the enforceability thereof may be affected by general principles of equity or creditors' rights.

      Section 4.2 SPECIAL REPRESENTATION. Each of the Parent Guarantor and each Borrower represents and warrants to the Agents and the Lenders that the recourse of the holders of the PRIDE AFRICA Loan and the PRIDE AFRICA Intercompany Capital Contribution are effectively limited to the special purpose Subsidiaries that are the obligors thereunder and to the security of the assets of such special purpose obligors referred to in the PRIDE AFRICA Loan Documents.

      Section 4.3 VOLUNTARY REDUCTION OF COMMITMENTS. The Borrowers irrevocably reduce the Commitments by $50,000,000 effective on the date hereof. The Borrowers request that the Administrative Agent and the Banks waive the prior notice required by Section 2.9 of the Agreement and they confirm that from and after the date hereof the Commitments aggregate $50,000,000. The Administrative Agent and at least the Required Lenders waive the requirements of prior notice required under Section 2.9 of the Agreement.

      Section 4.4 REFERENCE TO THE CREDIT AGREEMENT. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

      Section 4.5 SEVERABILITY. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

      Section 4.6 APPLICABLE LAW. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

      Section 4.7 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Lenders, the Agents, the Parent Guarantor and the Borrowers and their respective successors and assigns.

      Section 4.8 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. Facsimile signatures shall be effective for all purposes.

      Section 4.9 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.


SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 5

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      Section 4.10 NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS,
DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 4.11 DETERMINATION OF CERTAIN DEBT AS LIMITED RECOURSE DEBT. The Administrative Agent hereby designates the PRIDE AFRICA Loan as Limited Recourse Debt for purposes of the Credit Agreement.


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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                               BORROWERS:

                               PETROLEUM SUPPLY COMPANY


                               By: /s/ ROBERT W. RANDALL
                                 Name: Robert W. Randall
                                Title: Secretary


                               PRIDE INTERNATIONAL HOLDINGS, INC.


                               By: /s/ PAUL A. BRAGG
                                 Name: Paul A. Bragg
                                Title: President


                               RANGER WELL SERVICE, INC.



                               By: /s/ ROBERT W. RANDALL
                                 Name: Robert W. Randall
                                Title: Secretary


                               PRIDE OFFSHORE, INC.



                               By: /s/ ROBERT W. RANDALL
                                 Name: Robert W. Randall
                                Title: Secretary



SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 7

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                               RANGER CORPORATION



                               By: /s/ ROBERT W. RANDALL
                                 Name: Robert W. Randall
                                Title: Secretary


                               PARENT GUARANTOR:


                               PRIDE INTERNATIONAL, INC.


                               By: /s/ EARL W. MCNIEL
                                       Earl W. McNiel
                                       Vice President


                               AGENTS AND LENDERS:

                               WELLS FARGO BANK (TEXAS),
                               NATIONAL ASSOCIATION, as Administrative
                               Agent and a Lender



                               By: /s/ FRANK W. SCHAGEMAN
                                       Frank W. Schageman
                                       Vice President

                               FIRST NATIONAL BANK OF COMMERCE,
                               as Syndication Agent and as a Lender



                               By: /s/ NEMESIO J. VISO
                                 Name: Nemesio J. Viso
                                Title: Vice President, First National Bank of
                                       Commerce



SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 8

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                                HIBERNIA NATIONAL BANK



                                By: ______________________________
                                    Name:
                                    Title:


                                THE FUJI BANK, LIMITED -HOUSTON
                                AGENCY


                                 By: /s/ TOSHIAKI YAKURA
                                   Name: Toshiaki Yakura
                                  Title: Senior Vice President


                                 per pro BROWN BROTHERS HARRIMAN & CO.



                                 By: /s/ RICHARD J. RAGOZA
                                   Name: Richard J. Ragoza
                                  Title: Senior Credit Officer



SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 9